UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006 (March 6, 2006)

PEOPLES ENERGY CORPORATION
THE PEOPLES GAS LIGHT AND COKE COMPANY
NORTH SHORE GAS COMPANY
(Exact name of registrants as specified in their charters)

Illinois	1-5540	36-2642766
Illinois	2-26983	36-1613900
Illinois	2-35965	36-1558720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 6, 2006, Peoples Energy Corporation issued a press release announcing that the Illinois Commerce Commission ("ICC") voted to approve an amended settlement agreement related to its utilities’ gas charge reconciliation proceedings for fiscal years 2000 through 2004. As a result of the amendments made to the settlement agreement, Peoples Energy Corporation expects to record a $10.7 million pre-tax settlement charge in its fiscal second quarter, which is in addition to the $105 million recorded in the fiscal first quarter ended December 31, 2005. The ICC is expected to issue a final written order approving the settlement at a meeting scheduled for March 22, which will also specify the allocation of gas charge refunds to be paid to utility customers by The Peoples Gas Light and Coke Company and North Shore Gas Company and the method and timing for the refund payments. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following is furnished as an exhibit to this report.

Exhibit
Number	Description
99	Press Release dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY NORTH SHORE GAS COMPANY
(Registrants)

Date: March 10, 2006	By: /s/ LINDA M. KALLAS
Linda M. Kallas
Vice President and Controller